Exhibit 99.1

The Chefs’ Warehouse Reports Second Quarter 2018 Financial Results
Net Sales Growth of 11.7%
Ridgefield, CT, August 1, 2018 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its second quarter ended June 29, 2018.

Financial highlights for the second quarter of 2018 compared to the second quarter of 2017:

•	Net sales increased 11.7% to $370.4 million for the second quarter of 2018 from $331.7 million for the second quarter of 2017.

•	GAAP net income was $6.8 million, or $0.24 per diluted share, for the second quarter of 2018 compared to $3.7 million, or $0.14 per diluted share, in the second quarter of 2017.

•	Adjusted net income per diluted share was $0.24 for the second quarter of 2018 compared to $0.14 for the second quarter of 2017.

•	Adjusted EBITDA[1] was $21.5 million for the second quarter of 2018 compared to $18.1 million for the second quarter of 2017.

“Coming off a solid first quarter, we saw continued strength across our network in the second quarter with year over year revenue growth of 11.7%. We also delivered strong gross profit dollar growth and improved operating expense leverage across our expanding platform,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “In addition, we made strategic investments in Texas and Pennsylvania, which we expect to contribute to the future growth of our brand and unique business model.”

Second Quarter Fiscal 2018 Results

Net sales for the quarter ended June 29, 2018 increased 11.7% to $370.4 million from $331.7 million for the quarter ended June 30, 2017. Organic growth contributed $14.2 million, or 4.3% to sales growth in the quarter. The remaining sales growth of $24.6 million, or 7.4% resulted from the acquisition of Fells Point Wholesale Meats Inc. and other specialty-related acquisitions. Organic case count grew approximately 7.5% in the Company’s specialty category and growth in unique customers and placements grew 5.1% and 4.6%, respectively, compared to the prior year quarter. Excluding the impact of the Fells Point acquisition, pounds sold in the Company’s center-of-the-plate category increased 0.6% compared to the prior year quarter. Estimated inflation was 2.2% in the Company’s specialty categories and estimated deflation was 2.3% in the center-of-the-plate categories compared to the prior year quarter.

Gross profit increased approximately 12.9% to $93.2 million for the second quarter of 2018 from $82.6 million for the second quarter of 2017. Gross profit margin increased approximately 27 basis points to 25.2% from 24.9%, due in large part to deflation in certain center-of-the-plate categories. Gross margins in the Company’s specialty category decreased 66 basis points and increased 129 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

Total operating expenses increased by approximately 11.2% to $78.3 million for the second quarter of 2018 from $70.4 million for the second quarter of 2017. As a percentage of net sales, operating expenses were 21.1% in the second quarter of 2018 compared to 21.2% in the second quarter of 2017. The increase in the Company’s operating expenses is driven by sales growth, partially offset by improved operating expense leverage.

1Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income and adjusted EPS to these measures’ most directly comparable GAAP measure.

Operating income for the second quarter of 2018 was $14.9 million compared to $12.2 million for the second quarter of 2017. The increase in operating income was driven primarily by increased gross profit, offset in part by higher operating expenses, as discussed above. As a percentage of net sales, operating income was 4.0% in the second quarter of 2018 compared to 3.7% in the second quarter of 2017.

Total interest expense decreased to $5.4 million for the second quarter of 2018 compared to $5.9 million for the second quarter of 2017 due to a reduction in interest rates charged on the Company’s outstanding debt.

Net income for the second quarter of 2018 was $6.8 million, or $0.24 per diluted share, compared to net income of $3.7 million, or $0.14 per diluted share, for the second quarter of 2017.

Adjusted EBITDA1 was $21.5 million for the second quarter of 2018 compared to $18.1 million for the second quarter of 2017. For the second quarter of 2018, adjusted net income1 was $7.0 million, or $0.24 per diluted share compared to adjusted net income of $3.7 million, or $0.14 per diluted share for the second quarter of 2017.

Full Year 2018 Guidance

Based on current trends in the business, the Company is providing the following updated financial guidance for fiscal year 2018:

•	Net sales between $1.41 billion and $1.45 billion

•	Gross profit between $357.0 million and $367.0 million

•	Net income between $20.0 million and $22.5 million

•	Net income per diluted share between $0.69 and $0.78

•	Adjusted EBITDA between $75.0 million and $78.5 million

•	Adjusted net income per diluted share between $0.71 and $0.80

This guidance is based on an effective tax rate of approximately 28.5% and fully diluted shares of approximately 28.9 million shares.

Second Quarter 2018 Earnings Conference Call

The Company will host a conference call to discuss second quarter 2018 financial results today at 5:00 p.m. EST. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. The call can also be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13681098. The replay will be available until Wednesday, August 8, 2018, and an online archive of the webcast will be available on the Company’s investor relations website for 30 days.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s ability to successfully deploy its operational initiatives to achieve synergies from its acquisitions; the Company’s sensitivity to general economic conditions, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to a lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risks of loss of revenue or reductions in operating margins in the Company’s center-of-the-plate category as a result of competitive pressures within this segment of the Company’s business; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s and its customers’ sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; increased fuel cost volatility and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; and the strain on the Company’s infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 9, 2018 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 48,000 products to more than 30,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 29, 2018 AND JUNE 30, 2017
(unaudited, in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Net Sales	$370,442	$331,656	$689,057	$619,346
Cost of Sales	277,202	249,060	516,295	462,846
Gross Profit	93,240	82,596	172,762	156,500

Operating Expenses	78,292	70,433	152,074	141,216
Operating Income	14,948	12,163	20,688	15,284

Interest Expense	5,381	5,880	10,360	11,813
Loss on Asset Disposal	30	—	30	—

Income Before Income Taxes	9,537	6,283	10,298	3,471

Provision for Income Tax Expense	2,718	2,609	2,935	1,439

Net Income	$6,819	$3,674	$7,363	$2,032

Net Income Per Share:
Basic	$0.24	$0.14	$0.26	$0.08
Diluted	$0.24	$0.14	$0.26	$0.08

Weighted Average Common Shares Outstanding:
Basic	28,166,875	25,990,580	28,144,782	25,971,409
Diluted	29,595,247	27,276,575	28,311,549	26,021,439

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 29, 2018 AND DECEMBER 29, 2017
(in thousands)

	June 29, 2018	December 29, 2017
	(unaudited)
Cash	$39,593	$41,504
Accounts receivable, net	143,766	142,170
Inventories, net	115,902	102,083
Prepaid expenses and other current assets	9,686	11,083
Total current assets	308,947	296,840

Equipment and leasehold improvements, net	71,992	68,378
Software costs, net	5,104	6,034
Goodwill	181,996	173,202
Intangible assets, net	135,860	140,320
Other assets	4,196	2,975
Total assets	$708,095	$687,749

Accounts payable	$83,321	$70,019
Accrued liabilities	22,066	21,871
Accrued compensation	10,797	12,556
Current portion of long-term debt	3,219	3,827
Total current liabilities	119,403	108,273

Long-term debt, net of current portion	313,333	313,995
Deferred taxes, net	7,114	6,015
Other liabilities	12,146	10,865
Total liabilities	451,996	439,148

Preferred stock	—	—
Common stock	287	284
Additional paid in capital	168,332	166,997
Cumulative foreign currency translation adjustment	(2,752)	(1,549)
Retained earnings	90,232	82,869
Stockholders’ equity	256,099	248,601

Total liabilities and stockholders’ equity	$708,095	$687,749

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE TWENTY-SIX WEEKS ENDED JUNE 29, 2018 AND JUNE 30, 2017
(unaudited, in thousands)

	June 29, 2018	June 30, 2017
Cash flows from operating activities:
Net income	$7,363	$2,032

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,500	4,227
Amortization	5,983	5,731
Provision for allowance for doubtful accounts	1,646	1,747
Deferred credits	471	195
Deferred taxes	185	588
Amortization of deferred financing fees	1,102	1,064
Stock compensation	1,909	1,614
Loss on sale of assets	30	—
Change in fair value of contingent earn-out liability	228	48
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(173)	(2,922)
Inventories	(10,182)	(8,678)
Prepaid expenses and other current assets	1,524	4,304
Accounts payable and accrued liabilities	5,692	11,903
Other liabilities	(485)	42
Other assets	(875)	(219)
Net cash provided by operating activities	18,918	21,676

Cash flows from investing activities:
Capital expenditures	(5,545)	(6,370)
Proceeds from asset disposals	30	—
Cash paid for acquisitions, net of cash received	(11,899)	—
Net cash used in investing activities	(17,414)	(6,370)

Cash flows from financing activities:
Payment of debt	(2,248)	(10,444)
Cash paid for deferred financing fees	(534)	—
Cash paid for contingent earn-out liability	—	(500)
Surrender of shares to pay withholding taxes	(571)	(319)
Net cash used in financing activities	(3,353)	(11,263)

Effect of foreign currency translation on cash and cash equivalents	(62)	99

Net (decrease) increase in cash and cash equivalents	(1,911)	4,142
Cash and cash equivalents at beginning of period	41,504	32,862
Cash and cash equivalents at end of period	$39,593	$37,004

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET INCOME PER COMMON SHARE
FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 29, 2018 AND JUNE 30, 2017
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Numerator:
Net Income	$6,819	$3,674	$7,363	$2,032
Add effect of dilutive securities:
Interest on convertible notes, net of tax	164	134	—	—
Net Income available to common shareholders	$6,983	$3,808	$7,363	$2,032
Denominator:
Weighted average basic common shares outstanding	28,166,875	25,990,580	28,144,782	25,971,409
Dilutive effect of unvested common shares	190,998	48,621	166,767	50,030
Dilutive effect of convertible notes	1,237,374	1,237,374	—	—
Weighted average diluted common shares outstanding	29,595,247	27,276,575	28,311,549	26,021,439

Net Income Per Share:
Basic	0.24	0.14	0.26	0.08
Diluted	0.24	0.14	0.26	0.08

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 29, 2018 AND JUNE 30, 2017
(unaudited; in thousands)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Net Income	$6,819	$3,674	$7,363	$2,032
Interest expense	5,381	5,880	10,360	11,813
Depreciation	2,184	2,105	4,500	4,227
Amortization	3,080	2,911	5,983	5,731
Provision for income tax expense	2,718	2,609	2,935	1,439
EBITDA (1)	20,182	17,179	31,141	25,242

Adjustments:
Stock compensation (2)	1,072	870	1,909	1,614
Duplicate rent (3)	—	—	—	86
Integration and deal costs/third party transaction costs (4)	115	—	290	—
Change in fair value of earn-out obligation (5)	104	24	228	48
Moving expenses (6)	—	24	—	374

Adjusted EBITDA (1)	$21,473	$18,097	$33,568	$27,364

1.
We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents duplicate rent expense for our Chicago, IL and Bronx, NY facilities.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents moving expenses for the consolidation of our Chicago, IL and Bronx, NY facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME TO NET INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 29, 2018 AND JUNE 30, 2017
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Net Income	$6,819	$3,674	$7,363	$2,032

Adjustments to Reconcile Net Income to Adjusted Net Income (1):
Duplicate rent (2)	—	—	—	86
Integration and deal costs/third party transaction costs (3)	115	—	290	—
Moving expenses (4)	—	24	—	374
Change in fair value of earn-out obligations (5)	104	24	228	48
Tax effect of adjustments (6)	(62)	(20)	(148)	(211)

Total Adjustments	157	28	370	297

Adjusted Net Income	$6,976	$3,702	$7,733	$2,329

Diluted Earnings per Share - Adjusted	$0.24	$0.14	$0.27	$0.09

Diluted Shares Outstanding - Adjusted	29,595,247	27,276,575	29,548,923	26,021,439

1.
We are presenting adjusted net income and adjusted earnings per share (EPS), which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and adjusted EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents duplicate rent expense for our Chicago, IL and Bronx, NY facilities.

3.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

4.	Represents moving expenses for the consolidation of our Chicago, IL and Bronx, NY facilities.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents the tax effect of items 2 through 5 above.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME PER COMMON SHARE
FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 29, 2018 AND JUNE 30, 2017
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Numerator:
Adjusted Net Income	$6,976	$3,702	$7,733	$2,329
Add effect of dilutive securities:
Interest on convertible notes, net of tax	164	134	328	—
Adjusted Net Income available to common shareholders	$7,140	$3,836	$8,061	$2,329
Denominator:
Weighted average basic common shares outstanding	28,166,875	25,990,580	28,144,782	25,971,409
Dilutive effect of unvested common shares	190,998	48,621	166,767	50,030
Dilutive effect of convertible notes	1,237,374	1,237,374	1,237,374	—
Weighted average diluted common shares outstanding	29,595,247	27,276,575	29,548,923	26,021,439

Adjusted Net Income per share:
Diluted	$0.24	$0.14	$0.27	$0.09

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2018
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$20,000	$22,500
Provision for income tax expense	8,000	9,000
Depreciation & amortization	22,500	22,500
Interest expense	20,000	20,000
EBITDA (1)	70,500	74,000

Adjustments:
Stock compensation (2)	4,000	4,000
Change in fair value of earn-out obligation (3)	500	500

Adjusted EBITDA (1)	$75,000	$78,500

1.
We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense expected to be associated with awards of restricted shares of our common stock to our key employees and our independent directors.

3.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

THE CHEFS’ WAREHOUSE, INC.
2018 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2018 ADJUSTED
FULLY DILUTED EPS GUIDANCE (1)(2)

	Low-End	High-End
	Guidance	Guidance

Net income per diluted share	$0.69	$0.78

Change in fair value of earn-out obligations (3)	0.02	0.01
Integration and deal costs/third party transaction costs (4)	—	0.01

Adjusted net income per diluted share	$0.71	$0.80

1.
We are presenting estimated adjusted EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Guidance is based upon an estimated effective tax rate of 28.5% and an estimated fully diluted share count of approximately 28.9 million shares.

3.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.